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                                                                      EXHIBIT 5

                               PALMER & DODGE LLP
                    One Beacon Street, Boston, MA 02108-3190


TELEPHONE: (617) 573-0100                             FACSIMILE: (617) 227-4420

                                August 28, 2001

Genzyme Corporation
One Kendall Square
Cambridge, Massachusetts 02139

     We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Genzyme Corporation (the "Company"), a Massachusetts corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on or about the date hereof. The Registration Statement relates to the resale of up to 2,064,438 shares (the "Shares") of Genzyme General Division common stock, $0.01 par value per share, that will be issued to stockholders of Novazyme Pharmaceuticals, Inc. ("Novazyme") in connection with the Company's acquisition of Novazyme pursuant to an Agreement and Plan of Merger, dated as of August 6, 2001, among the Company, Rodeo Merger Corp. and Novazyme (the "Merger Agreement"). We understand that the Shares are to be offered and sold in the manner described in the Registration Statement.

     We have acted as your counsel in connection with the preparation of the Registration Statement and are familiar with the proceedings taken by the Company in connection with the authorization and issuance of the Shares. We have examined such documents as we consider necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that upon issuance in accordance with the terms of the Merger Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the Massachusetts Business Corporation Law and the federal laws of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus filed as part thereof.

                                       Very truly yours,

                                       /s/ PALMER & DODGE LLP

                                       PALMER & DODGE LLP